Exhibit 99.1

Organovo Holdings, Inc. to Webcast, Live, at

RetailInvestorConferences.com September 12th

Company invites Main Street and Wall Street investors to attend interactive real-time virtual conference

NEW YORK / September 9, 2013 — Organovo Holdings, Inc. (NYSE MKT: ONVO) the San Diego-based regenerative medicine company focused on using its breakthrough NovoGen 3D human tissue printing technology to create tissue on demand for medical research and therapeutic applications, today announced that Keith Murphy, CEO, will present at RetailInvestorConferences.com.

DATE: September 12, 2013

TIME: 11:00 AM EDT

LINK: www.retailinvestorconferences.com > click on red “register / watch event now” button

This will be a live, interactive online event where investors are invited to ask the company questions in real-time — both in the presentation hall as well as the company’s “virtual trade booth.” If attendees are not able to join the event live on the day of the conference, an on-demand archive will be available for 90 days.

It is recommended that investors pre-register to save time and receive event updates.

The Company also recently reported Q1 fiscal 2014 results and provided business update:

Recent Corporate Highlights

•	Presented data on first fully cellular 3D bioprinted liver tissue

•	Listed common stock on the NYSE MKT

•	Successfully completed $46.6 million public offering

•	Elected Tamar D. Howson and Richard Heyman, Ph.D. to the Company’s board of directors

•	Changed fiscal year-end from December 31st to March 31st

•	Organovo and Methuselah Foundation announced funding of bioprinting research at research institutions

About Organovo Holdings, Inc.:

Organovo (NYSE MKT: ONVO) designs and creates functional, three-dimensional human tissues for medical research and therapeutic applications. The Company is collaborating with pharmaceutical and academic partners to develop human biological disease models in three dimensions. These 3D human tissues have the potential to accelerate the drug discovery process, enabling treatments to be developed faster and at lower cost. In addition to numerous scientific publications, their technology has been featured in The Wall Street Journal, Time Magazine, The Economist, and numerous others. Organovo is changing the shape of medical research and practice. Learn more at www.organovo.com.

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About RetailInvestorConferences.com:

Since 2010, RetailInvestorConferences.com has been the only monthly virtual investor conference series that provides an interactive forum for presenting companies to meet directly with retail investors using a graphically-enhanced online platform.

Designed to replicate the look and feel of location-based investor conferences, Retail Investor Conferences unites PR Newswire’s leading-edge online conferencing and investor communications capabilities with BetterInvesting’s extensive retail investor audience network.

Safe Harbor Statement

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to develop, market and sell products based on its technology; the expected benefits and efficacy of the Company’s products and technology; and the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in our filings with the SEC, including our report on Form 10-Q filed August 9, 2013, the prospectus supplement filed with the SEC on August 2, 2013 and the transition report on Form 10-KT filed with the SEC on May 24, 2013 and our other filings with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

CONTACT

Organovo

Investors:

Barry Michaels

Chief Financial Officer

1-858-224-1003

IR@organovo.com

Gerry Amato

Booke & Company Investor Relations

admin@bookeandco.com

RetailInvestorConferences.com

Bradley H. Smith

bradley.smith@prnewswire.com

+1.201.942.7157